UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard, Suite 1400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(703) 287-7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2012, Iridium Communications Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Raymond James & Associates, Inc. (the “Initial Purchaser”) related to the sale by the Company of 1,000,000 shares of its 7.00% Series A Cumulative Convertible Perpetual Preferred Stock (the “Shares”) in a private offering (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act. A copy of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Shares and the shares of the Company’s common stock issuable upon conversion of the Shares have not been registered under the Securities Act or under any other securities laws. The sale of the Shares to the Initial Purchaser will be made without registration under the Securities Act in reliance upon the exemption therefrom provided by Section 4(a)(2) of the Securities Act and will be sold by the Company to the Initial Purchaser for a purchase price equal to $96.85 per Share, reflecting an aggregate Initial Purchaser discount of $3,150,000. The Shares will be offered and sold by the Initial Purchaser only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to other qualified investors in reliance on Regulation S under the Securities Act, and will be sold by the Initial Purchaser to such qualified institutional buyers and qualified investors for a purchase price of $100 per Share, for an aggregate offering price of $100,000,000.

The Company intends to use the net proceeds of the Offering to help fund the construction and deployment of Iridium NEXT, the Company’s next-generation satellite constellation, and for other general corporate purposes.

Holders of Shares will be entitled to receive cumulative cash dividends on the Shares when, as and if declared from, and including, the date of original issue at a rate of 7.00% per annum of the $100 liquidation preference per Share (equivalent to an annual rate of $7.00 per Share). Dividends on the Shares will be payable quarterly in arrears, beginning on December 15, 2012. The Shares do not have a stated maturity date and are not subject to any sinking fund or mandatory redemption provisions. The Shares will rank senior to the Company’s common stock with respect to dividend rights and rights upon our liquidation, dissolution or winding-up. Holders of Shares will generally have no voting rights except for limited voting rights if the Company fails to pay dividends for six or more quarterly periods (whether or not consecutive) and in other specified circumstances.

Holders of Shares may convert some or all of their outstanding Shares initially at a conversion rate of 10.6022 shares of common stock per $100 liquidation preference, which is equivalent to an initial conversion price of approximately $9.43 per share of common stock (subject to adjustment in certain events). Except as otherwise provided, the Shares will be convertible only into shares of our common stock.

On or after October 3, 2017, the Company may at its option cause some or all of the Shares to be automatically converted into common stock at the then prevailing conversion rate subject to certain conditions.

On or prior to October 3, 2017, in the event of certain specified fundamental changes, holders of Shares will have a special right to convert some or all of such Shares on the fundamental change conversion date into the greater of (i) a number of shares of the Company’s common stock equal to the conversion rate then in effect plus a “make-whole premium” and (ii) a number of shares of the Company’s common stock equal to the lesser of (a) the liquidation preference of the Shares divided by the market value of the Company’s Common Stock on the effective date of such fundamental change and (b) 25.4453 (subject to adjustment in the same manner as the conversion rate); provided that the number of shares issuable upon conversion will not exceed 19.9% of the Company’s outstanding common stock at the time of the Offering unless the Company has obtained stockholder approval in accordance with the rules of The NASDAQ Global Select Market. In certain circumstances, the Company may, at its option, elect to cash settle any conversions in connection with a fundamental change.

Subject to certain exceptions, the Company, each of the Company’s executive officers and directors and two significant stockholders have agreed not to sell or transfer any common stock of the Company for 90 days after September 28, 2012 without first obtaining the written consent of the Initial Purchaser.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated by reference herein.

On September 24, 2012, the Company entered into warrant exchange agreements with holders of warrants (the “Warrants”) to purchase its common stock, $0.001 par value per share (the “Common Stock”), at an exercise price of $7.00 per share, pursuant to which the Company issued an aggregate of 562,370 shares of Common Stock in exchange for the surrender of 3,374,220 Warrants. These exchanges were effected pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On September 28, 2012, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

In connection with the Offering, the Company updated its risk factors, which are attached hereto as Exhibit 99.3 and incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy Shares or the shares of common stock issuable upon the conversion thereof, nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful. Any offers of the securities would be made only by means of a confidential offering circular. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Purchase Agreement dated September 28, 2012, by and among Iridium Communications Inc. and Raymond James & Associates, Inc.

99.2	Press release dated September 28, 2012.

99.3	Updated Risk Factors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: September 28, 2012	By:	/s/ Thomas J. Fitzpatrick

		Name:	Thomas J. Fitzpatrick

		Title:	Chief Financial Officer